Exhibit 5.2

Writer’s Direct Dial:  +1 212 225 2208

E-Mail: adelacruz@cgsh.com

June 15, 2017

Grupo Supervielle S.A.

c/o Grupo Supervielle S.A.

Bartolomé Mitre 434, 5th Floor

C1036AAH Buenos Aires

Republic of Argentina

Re:  Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Grupo Supervielle S.A. (the “Company”), a corporation (sociedad anónima) under the laws of the Republic of Argentina (“Argentina”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form F-3 (No. 333-        ) (the “Registration Statement”) of the Company, relating to the offering from time to time, together or separately in one or more series (if applicable), of (i) senior or subordinated debt securities of the Company (the “Debt Securities”); (ii) warrants to purchase debt or equity securities of the Company (the “Warrants”); (iii) rights to purchase debt or equity securities of the Company (the “Rights”); (iv) units consisting of one or more shares of Class B common stock, shares of preferred stock, Debt Securities, Warrants, Rights or any combination thereof (the “Units”); and (v) certain other securities of the Company. The Debt Securities, Warrants, Rights and Units are referred to herein collectively as the “Offered Securities.”

The securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities may be either senior debt securities or subordinated debt securities. Any senior debt securities, if any, may be issued pursuant to one or more indentures (each such indenture, an “Indenture”) to be entered into by the Company and the trustee to be named therein.

The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

The Rights are to be issued from time to time under one or more rights agreements (each such rights agreement, a “Rights Agreement”) to be entered into between the Company and the rights agent to be named therein.

The Units are to be issued from time to time under one or more unit agreements (each such unit agreement, a “Unit Agreement”) to be entered into between the Company and the unit agent to be named therein.

In arriving at the opinions expressed below, we have reviewed the Registration Statement and the documents incorporated by reference therein.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.     The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

2.     The Warrants will be the valid, binding and enforceable obligations of the Company.

3.     The Rights will be the valid, binding and enforceable obligations of the Company.

4.     The Units will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that (i) prior to the issuance of the Offered Securities, the Company will authorize the offering and issuance of the Offered Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and the terms of the Offered Securities, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Offered Securities, the Company will duly authorize, execute and deliver the applicable Indentures, Warrant Agreement, Rights Agreement and Unit Agreement and any other agreement necessary with respect to the Offered Securities or contemplated by such Offered Securities, any agreement governing those Offered Securities or the Registration Statement and will take any other appropriate additional corporate action; (iii) any receipts evidencing the Offered Securities and any agreement governing those Offered Securities will be governed by New York law; (iv) the Offered Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Offered Securities and any agreement governing those Offered Securities and in the manner contemplated by the Registration Statement and the related prospectus supplement describing the Offered Securities and the offering thereof; (v) the Offered Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (vi) if issued in certificated form, certificates representing the Offered Securities will conform to the specimen thereof filed as an exhibit to the registration statement, be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Offered Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinions expressed in paragraph 1 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that any designation in the Offered Securities or any applicable agreement governing those Offered Securities of the U.S. federal courts sitting in New York, New York as the venue for actions or proceedings relating to such Offered Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Offered Securities or applicable agreement governing those Offered Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.2) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/S/ ANDRÉS DE LA CRUZ
Andrés de la Cruz, a Partner